UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2008

INTELBAHN INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52560
(Commission File Number)

98-0441419
(IRS Employer Identification No.)

314 – 837 West Hastings Street, Vancouver, BC V6C 3N6
(Address of principal executive offices and Zip Code)

604-642-6410
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective July 9, 2008, we entered into IT Service Agreements with Andriy Zolotoiy, Ivan Pankov and ZoidSoft, Inc. Pursuant to the terms of the agreement with Mr. Zolotoiy, we have agreed to pay $250.00 per day for the term of the contract, based on an eight (8) hour work day. Pursuant to the terms of the agreement with Mr. Pankov, we have agreed to pay a $35,000 non-recoverable retainer and $11,260 monthly for the term of the contact. Pursuant to the terms of the agreement with ZoidSoft, Inc., we have agreed to pay a $28,500 non-recoverable retainer and $9,000 monthly for the term of the contact. The agreements are for information technology consulting services on a per project basis and were entered into to reflect our anticipated direction.

Item 7.01.	Regulation FD Disclosure

Now that we have retained the necessary expertise to pursue our new business directions, our goal is to commence the development, marketing, sales, installation and maintenance of nextgeneration biometrically enhanced security hardware and software for identification, authentication and authorization controls in small, medium and large business environments. We are pursuing the development of a proprietary software system, IdentMetrix, which is to offer a complete solution for human palm based recognition, authentication and access controls for such environments as commercial and residential buildings, data centres, warehousing facilities, banks, ATM services, airports and government facilities. Smaller scale targets include individual offices, residences and individualized zone access controls within larger business facilities. IdentMetrix uses a next generation palm based recognition device that does not require touching the scanning device and offers its analysis through reading of the vein structure in the palm. The complete system offers complete registration, identification, authentication, access control, logging, tracking, visual summaries and reporting, with multiple layers of administrative access rights. For smaller implementations, such as residential and commercial buildings, the key benefit of the system is that of convenience and cost reduction, while, for larger implementations, the security of the system offers more attractiveness. The technology is currently under its final stages of development and is expected for a pilot launch before the end of 2008.

Item 9.01.	Exhibits

10.1	IT Service Agreement dated July 9, 2008, among our company and Andriy Zolotoiy.

10.2	IT Service Agreement dated July 9, 2008, among our company and Ivan Pankov.

10.3	IT Service Agreement dated July 9, 2008, among our company and Zoidsoft, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELBAHN INC.

/s/ Christine Kilbourn
Christine Kilbourn
President, Treasurer and Director

Date: July 10, 2008